UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2017

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 22, 2017, Santander Bank, N.A. (the “Bank”), a national bank and wholly-owned subsidiary of Santander Holdings USA, Inc. (the “Company”), issued a press release announcing that the Bank has commenced cash tender offers to purchase any and all of its outstanding (i) 2.00% Senior Notes due 2018 and (ii) Senior Floating Rate Notes due 2018. The tender offers are being made exclusively pursuant to an offer to purchase and notice of guaranteed delivery dated March 22, 2017, which sets forth the terms and conditions of the tender offers.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the tender offers.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The tender offers are being made only pursuant to the offer to purchase and the related notice of guaranteed delivery. The tender offers are not being made to holders of securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 22, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: March 22, 2017	By:	/s/ Gerard A. Chamberlain
	Name:	Gerard A. Chamberlain
	Title:	Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 22, 2017

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